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Exhibit 10.6

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

AMENDED AND RESTATED

PURCHASE AND SALE AGREEMENT

dated as of November 14, 2014

between

CYSTIC FIBROSIS FOUNDATION THERAPEUTICS, INC.

and

RPI FINANCE TRUST

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i

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ii

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Exhibit A	Form of Bill of Sale
Exhibit B	Form of Counterparty Instruction
Exhibit C	Form of Opinion of Special Counsel to the Seller
Exhibit D	Counterparty Agreement
Exhibit E	First Agreement
Exhibit F	Second Agreement

iii

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PURCHASE AND SALE AGREEMENT

This AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT (this “Purchase and Sale Agreement”) dated as of November 14, 2014 is between Cystic Fibrosis Foundation Therapeutics, Inc., a Maryland corporation and the Person defined as “CFFT” in the Counterparty Agreement (the “Seller”), and RPI Finance Trust, a Delaware statutory trust (the “Purchaser”).

W I T N E S S E T H :

WHEREAS, the Seller has the right to receive royalties based on Net Sales of the Licensed Products under the Counterparty Agreement;

WHEREAS, the Seller previously sold a portion of the right to receive royalties based on Net Sales of the Licensed Products under the Counterparty Agreement, up to the Fixed Amount, pursuant to a Purchase and Sale Agreement dated as of May 7, 2012 (the “First Agreement”) and, up to the Additional Fixed Amount, pursuant to a Purchase and Sale Agreement dated May 17, 2013 (the “Second Agreement”);

WHEREAS, under the Second Agreement, the Seller has the right to the Reversion Royalty, as defined herein;

WHEREAS, the Seller desires to sell, contribute, assign, transfer, convey and grant to the Purchaser, and the Purchaser desires to purchase, acquire and accept from the Seller the Purchased Assets described herein, upon and subject to the terms and conditions set forth in this Purchase and Sale Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINED TERMS AND RULES OF CONSTRUCTION

Section 1.1 Defined Terms. The following terms, as used herein, shall have the following respective meanings:

“Additional Fixed Amount” means, (a) [***] plus (b) the aggregate amount of all unsatisfied claims for indemnification under clauses (iii), (iv) and (v) of Section 7.1 of the Second Agreement pursuant to the terms therein; provided, however, that if the dollar amount in clause (a) above is not received by the purchasing entity on or prior to [***], then such dollar amount in clause (a) above shall be increased as follows:

Date	Amount
[***]	[***]
[***]	[***]
[***]	[***]

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Date	Amount
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

“Additional Purchase Price” has the meaning set forth in Section 2.2.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative to the foregoing.

“Annual Sales Threshold” means Royalties payable on Net Sales of Licensed Products up to and including $5,000,000,000 in any calendar year.

“Applicable Law” means, with respect to any Person, all laws, rules, regulations and orders of Governmental Authorities applicable to such Person or any of its properties or assets.

“Approval” means Regulatory Approval of a Licensed Product.

“Bankruptcy Event” means the occurrence of any of the following in respect of a Person: (a) an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors; (b) the filing of any petition or answer by such Person seeking to adjudicate itself as bankrupt or insolvent, or seeking for itself any liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of such Person or its debts under any Applicable Law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar Applicable Law now or hereafter in effect, or seeking, consenting to or acquiescing in the entry of an order for relief in any case under any such Applicable Law, or the appointment of or taking

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possession by a receiver, trustee, custodian, liquidator, examiner, assignee, sequestrator or other similar official for such Person or for any substantial part of its property; (c) corporate or other entity action taken by such Person to authorize any of the actions set forth in clause (a) or clause (b) above; or (d) without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar Applicable Law, or the filing of any such petition against such Person, or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person, in each case where such petition or order shall remain unstayed or shall not have been stayed or dismissed within 90 days from entry thereof.

“Bill of Sale” means that certain bill of sale effective as of the Closing Date executed by the Seller and the Purchaser substantially in the form of Exhibit A.

“Bulk Drug Substance” has the meaning set forth in Section 1.4 of the Counterparty Agreement.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Applicable Law to remain closed.

“Capital Securities” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued after the Closing Date, including common shares, ordinary shares, preferred shares, membership interests or share capital in a limited liability company or other Person, limited or general partnership interests in a partnership, beneficial interests in trusts or any other equivalent of such ownership interest or any options, warrants and other rights to acquire such shares or interests, including rights to allocations and distributions, dividends, redemption payments and liquidation payments.

“Closing” has the meaning set forth in Section 6.1.

“Closing Date” has the meaning set forth in Section 6.1.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Competitor” means any Person that is in the business of researching, developing or commercializing therapeutics for respiratory indications or any company ranked in the top 20 pharmaceutical companies in the United States based on IMS-reported pharmaceutical sales for the preceding calendar year (or any of such company’s subsidiaries or controlled affiliates).

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“Counterparty” means Vertex Pharmaceuticals Incorporated, a Massachusetts corporation.

“Counterparty Agreement” means that certain Research, Development and Commercialization Agreement between Counterparty and the Seller dated May 24, 2004, as amended by Amendment No. 1 thereto dated January 6, 2006, Amendment No. 2 thereto dated as of January 1, 2006, a letter agreement styled as Amendment No. 3 thereto dated November 20, 2006, a letter agreement styled as Amendment No. 4 thereto dated August 20, 2007, Amendment No. 5 thereto dated as of April 1, 2011 and Amendment No. 6 thereto dated March 29, 2012, together with that certain letter agreement dated April 18, 2013 from Counterparty to the Seller and that certain letter agreement dated October 17, 2014 from Counterparty to the Seller.

“Counterparty Instruction” means the irrevocable direction to Counterparty in the form set forth in Exhibit B.

“Deposit Account” has the meaning set forth in Section 5.11.

“Deposit Account Agreement” has the meaning set forth in Section 5.11.

“Depositary Bank” has the meaning set forth in Section 5.11.

“Dollar” or the sign “$” means United States dollars.

“Drug Product” has the meaning set forth in Section 1.5 of Amendment No. 1 to the Counterparty Agreement, dated January 6, 2006.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“Excess Royalties” has the meaning set forth in Section 2.1(f).

“Excluded Liabilities and Obligations” has the meaning set forth in Section 2.3.

“Field” shall mean the treatment of cystic fibrosis.

“First Agreement” has the meaning set forth in the preamble.

“Fixed Amount” shall mean (a) [***] plus (b) the aggregate amount of all unsatisfied claims for indemnification under clauses (iii), (iv) and (v) of the Section 7.1 of the First Agreement, pursuant to the terms therein.

“GAAP” means generally accepted accounting principles in effect in the United States from time to time.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority (including supranational authority), commission, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

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“Initial Purchase Price” has the meaning set forth in Section 2.2.

“Knowledge” means, with respect to the Seller, the actual knowledge of [***], or any successor to any such individuals holding the same or substantially similar officer positions at the applicable time, after due inquiry by each such officer of each of his or her direct reports.

“Licensed Product” means any (i) Drug Product, including each of VX-770 Drug Product, VX-661 Drug Product and VX-809 Drug Product, (ii) New Product, or (iii) product or combination of products that contains any Drug Product or New Product (or the Bulk Drug Substance thereof) as an active ingredient.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property or other priority or preferential arrangement of any kind or nature whatsoever, in each case to secure payment of a debt or performance of an obligation, including any conditional sale or any sale with recourse, or any other restriction on transfer.

“Loss” means any loss, damage, assessment, award, cause of action, claim, charge, cost, expense, fine, judgment, liability, obligation, penalty or Set-off.

“Material Adverse Change” means any event, circumstance or change that could reasonably be expected to result, individually or in the aggregate, in a material adverse effect, in any respect, on (a) the legality, validity or enforceability of any of the Transaction Documents, the Counterparty Agreement or the back-up security interest granted pursuant to Section 2.1(e), (b) the right or ability of the Seller (or any permitted assignee) or the Purchaser to perform any of its obligations under any of the Transaction Documents, in each case to which it is a party, or the Counterparty Agreement or to consummate the transactions contemplated hereunder or thereunder, (c) the rights or remedies of the Purchaser under any of the Transaction Documents or the Counterparty Agreement, or (d) the Purchased Assets (it being understood and agreed, however, that any adverse effect on the amount, timing, duration or value of the Royalties shall constitute a Material Adverse Change).

“Net Sales” has the meaning set forth in Section 1.25 of the Counterparty Agreement.

“New Product” has the meaning set forth in Section 3 of Amendment No. 1 to the Counterparty Agreement, dated January 6, 2006.

“Permitted Amendment” has the meaning set forth in Section 2 of Amendment No. 6 to the Counterparty Agreement.

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“Person” means any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other legal entity, including public bodies, whether acting in an individual, fiduciary or other capacity.

“Plan” means an employee benefit plan subject to Title I of ERISA, an individual retirement account or annuity subject to Section 4975 of the Code or any other employee benefit plan (within the meaning of Section 3(3) of ERISA), whether or not subject to ERISA.

“Purchase and Sale Agreement” has the meaning set forth in the preamble.

“Purchased Assets” means, collectively, (a) the Seller’s right, title and interest in, to and under the Counterparty Agreement to (i) receive (1) one hundred percent (100%) of the Royalties due, payable, owed or owing, accrued or otherwise to be paid after the date of this Purchase and Sale Agreement, (ii) receive the quarterly reports produced by Counterparty pursuant to Section 5.4(a) of the Counterparty Agreement in respect of sales of Licensed Products in the Field, and (iii) receive an audit report summarizing the results of any audit of the records of Counterparty in respect of such sales pursuant to Section 5.4(d) of the Counterparty Agreement and (b) the right to transfer, assign or pledge the foregoing, in whole or in part, and the payments, proceeds and income of and the rights to enforce each of the foregoing. The Purchased Assets do not include any other rights under the Counterparty Agreement or otherwise.

“Purchase Price” has the meaning set forth in Section 2.2.

“Purchaser” has the meaning set forth in the preamble.

“Purchaser Account” has the meaning set forth in Section 5.4(b).

“Purchaser Indemnified Party” has the meaning set forth in Section 7.1.

“Regulatory Agency” means a Governmental Authority with responsibility for the approval of the marketing and sale of pharmaceuticals or other regulation of pharmaceuticals in any jurisdiction.

“Regulatory Approvals” means, collectively, all regulatory approvals, registrations, certificates, authorizations, permits and supplements thereto, as well as associated materials (including the product dossier) pursuant to which the Licensed Products may be marketed, sold and distributed in a jurisdiction, issued by the appropriate Regulatory Agency.

“Reversion Royalty” means the Seller’s right, as contained in Section 2.1(d) of the Second Agreement, to receive twenty-five percent (25%) of the royalties upon satisfaction of the Fixed Amount and regulatory approval of VX-661 Drug Product, or VX-809 Drug Product for marketing and distribution for the treatment of cystic fibrosis in the United States.

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“Royalty Reduction” has the meaning set forth in Section 3.14(f).

“Royalties” means (a) all amounts or fees due, paid or payable, owed or owing, accrued or otherwise to be paid to the Seller or any of its Affiliates under Section 5.3 of the Counterparty Agreement in respect of sales of the Licensed Products in the Field, (b) all indemnity payments, recoveries, damages or award or settlement amounts paid or payable to the Seller or any of its Affiliates as a result of a breach by Counterparty of the provisions of the Counterparty Agreement related to the Purchased Assets in respect of the sales described in clause (a) above, including pursuant to Section 5.4(d), 5.4(e) and 8.1 of the Counterparty Agreement, (c) all other amounts paid or payable by Counterparty, any Sublicensee or any other Person to the Seller or any of its Affiliates arising out of, related to or resulting from the sales described in clause (a) above, (d) all accounts (as defined under the UCC) evidencing the rights to the payments and amounts described herein, (e) all proceeds (as defined under the UCC) of any of the foregoing, and (f) the Reversion Royalty if and when that interest reverts to Seller under the terms of the Second Agreement; provided, however, that “Royalties” shall not include (i) the royalties that are subject to the Superior Royalty Interest and (ii) any amounts or fees paid, owed, accrued or otherwise to be paid to the Seller or any of its Affiliates under Section 5.3.2 or 5.3.3 of the Counterparty Agreement.

“Second Agreement” has the meaning set forth in the preamble.

“Seller” has the meaning set forth in the preamble.

“Seller Account” has the meaning set forth in Section 5.4(d).

“Seller Indemnified Party” has the meaning set forth in Section 7.2.

“Set-off” means any set-off or off-set.

“Specified Tax Withholding” has the meaning set forth in Section 5.7(b).

“Sublicensee” means any licensee or sublicensee of Counterparty in respect of the Licensed Products in the Field.

“Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the outstanding Voting Securities of such other Person (irrespective of whether at the time Capital Securities of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person or by one or more other Subsidiaries of such Person.

“Superior Royalty Interest” means, collectively, the purchasing entity’s right to the Fixed Amount, and the interests associated therewith, pursuant to the terms and provisions of the First Agreement, and the purchasing entity’s right to the Additional Fixed Amount, and the interests associated therewith, pursuant to the terms and provisions of the Second Agreement, subject to the Reversion Royalty.

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“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, abandoned property, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

“Transaction Documents” means this Purchase and Sale Agreement, the Bill of Sale and the Counterparty Instruction.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Maryland; provided, that, if, with respect to any financing statement or by reason of any provisions of Applicable Law, the perfection or the effect of perfection or non-perfection of the back-up security interest or any portion thereof granted pursuant to Section 2.1(e) is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than the State of Maryland, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of this Purchase and Sale Agreement and any financing statement relating to such perfection or effect of perfection or non- perfection.

“U.S.” or “United States” means the United States of America, its 50 states, each territory thereof and the District of Columbia.

“Voting Securities” means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“VX-661 Drug Product” has the meaning set forth in the Counterparty Agreement.

“VX-770 Drug Product” has the meaning set forth in the Counterparty Agreement.

“VX-809 Drug Product” has the meaning set forth in the Counterparty Agreement.

Section 1.2 Rules of Construction. Unless the context otherwise requires, in this Purchase and Sale Agreement:

(a) A term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

(b) Unless otherwise defined, all terms that are defined in the UCC shall have the meanings stated in the UCC.

(c) Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders.

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(d) The definitions of terms shall apply equally to the singular and plural forms of the terms defined.

(e) The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without limitation”.

(f) Unless otherwise specified, references to an agreement or other document include references to such agreement or document as from time to time amended, restated, reformed, supplemented or otherwise modified in accordance with the terms thereof (subject to any restrictions on such amendments, restatements, reformations, supplements or modifications set forth herein) and include any annexes, exhibits and schedules attached thereto.

(g) References to any Applicable Law shall include such Applicable Law as from time to time in effect, including any amendment, modification, codification, replacement or reenactment thereof or any substitution therefor.

(h) References to any Person shall be construed to include such Person’s successors and permitted assigns (subject to any restrictions on assignment, transfer or delegation set forth herein or in any of the other Transaction Documents), and any reference to a Person in a particular capacity excludes such Person in other capacities.

(i) The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(j) The words “hereof”, “herein”, “hereunder” and similar terms when used in this Purchase and Sale Agreement shall refer to this Purchase and Sale Agreement as a whole and not to any particular provision hereof, and Article, Section and Exhibit references herein are references to Articles and Sections of, and Exhibits to, this Purchase and Sale Agreement unless otherwise specified.

(k) In the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding”.

(l) Any interpretation of whether an action or consent (or refusal to act or consent) or any instruction by Purchaser or the Seller is “reasonable,” shall take into the account the relative economic interests of the Seller, on the one hand, and the Purchaser, on the other, in the reasonably expected future amounts due, paid or payable, owed or owing, accrued or otherwise to be paid by Counterparty or any of its Affiliates under Section 5.3 of the Counterparty Agreement in respect of sales of the Licensed Products.

(m) Where any payment is to be made, any funds are to be applied or any calculation is to be made under this Purchase and Sale Agreement on a day that is not a Business Day, unless this Purchase and Sale Agreement otherwise provides, such payment shall be made, such funds shall be applied and such calculation shall be made on the succeeding Business Day, and payments shall be adjusted accordingly.

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(n) Any reference herein to a term that is defined by reference to its meaning in the Counterparty Agreement shall refer to such term’s meaning in the Counterparty Agreement as in existence on the date hereof and provided to the Purchaser as set forth in Section 3.14(b) (and not to any new, substituted, amended, modified or supplemented version thereof unless the Purchaser has consented thereto in writing).

ARTICLE II

PURCHASE AND SALE OF THE PURCHASED ASSETS

Section 2.1 Purchase and Sale.

(a) Subject to the terms and conditions of this Purchase and Sale Agreement, on the Closing Date, the Seller hereby sells, contributes, assigns, transfers, conveys and grants to the Purchaser, and the Purchaser hereby purchases, acquires and accepts from the Seller, all of the Seller’s rights, title and interest in and to the Purchased Assets, free and clear of any and all Liens, other than those Liens created in favor of the Purchaser and the Seller by Sections 2.1(e) and 2.1(f) hereof and those Liens related to the Superior Royalty Interest.

(b) The Seller and the Purchaser intend and agree that the sale, contribution, assignment, transfer, conveyance and granting of the Purchased Assets under this Purchase and Sale Agreement shall be, and are, a true, complete, absolute and irrevocable assignment and sale by the Seller to the Purchaser of the Purchased Assets and that such assignment and sale shall provide the Purchaser with the full benefits of ownership of the Purchased Assets. Neither the Seller nor the Purchaser intends the transactions contemplated hereby to be, or for any purpose characterized as, a loan from the Purchaser to the Seller or a pledge or assignment or a security agreement. The Seller waives any right to contest or otherwise assert that this Purchase and Sale Agreement does not constitute a true, complete, absolute and irrevocable sale and assignment by the Seller to the Purchaser of the Purchased Assets under Applicable Law, which waiver shall be enforceable against the Seller in any Bankruptcy Event in respect of the Seller. The sale, contribution, assignment, transfer, conveyance and granting of the Purchased Assets shall be reflected on the Seller’s financial statements and other records as a sale of assets to the Purchaser (except to the extent GAAP require otherwise with respect to the Seller’s consolidated financial statements).

(c) The Seller hereby authorizes the Purchaser or its designee to execute, record and file, and consents to the Purchaser or its designee executing, recording and filing, at the Purchaser’s sole cost and expense, financing statements in the appropriate filing offices under the UCC (and continuation statements with respect to such financing statements when applicable), and amendments thereto or assignments thereof, in such manner and in such jurisdictions as are necessary or appropriate to evidence or perfect the sale, contribution, assignment, transfer, conveyance and grant by the Seller to the Purchaser, and the purchase, acquisition and acceptance by the Purchaser from the Seller, of the Purchased Assets and to perfect the security interest in the Purchased Assets granted by the Seller to the Purchaser pursuant to Section 2.1(e).

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(d) Purchaser’s right, title and interest to the Purchased Assets shall commence as of the Closing Date; provided, however, that payments to Purchaser shall begin on the earlier of (i) the purchasing entity receiving the Fixed Amount and the Additional Fixed Amount under the First and Second Agreements, respectively, and (ii) the purchasing entity receiving the Fixed Amount and the Reversion Royalty reverting to Seller under the terms of the Second Agreement.

(e) Notwithstanding that the Seller and the Purchaser expressly intend for the sale, contribution, assignment, transfer, conveyance and granting of the Purchased Assets to be a true, complete, absolute and irrevocable sale and assignment, the Seller hereby assigns, conveys, grants and pledges to the Purchaser, as security for its obligations created hereunder in the event that the transfer contemplated by this Purchase and Sale Agreement is held not to be a sale, a first priority security interest in and to all of the Seller’s right, title and interest in, to and under the Purchased Assets, subject only to the Lien created in favor of the Seller by Section 2.1(f) hereof, and, in such event, this Purchase and Sale Agreement shall constitute a security agreement.

(f) The Purchaser hereby assigns, conveys, grants and pledges to the Seller, as security for its obligation to remit to the Seller the Excess Royalties, a first priority security interest in and to all of the Purchaser’s right, title and interest in, to and under the Excess Royalties, subject only to the Lien created in favor of the Purchaser by Section 2.1(e) hereof. The Purchaser hereby authorizes the Seller or its designee to execute, record and file, and consents to the Seller or its designee executing, recording and filing, at the Seller’s sole cost and expense, financing statements in the appropriate filing offices under the UCC (and continuation statements with respect to such financing statements when applicable), and amendments thereto or assignments thereof, in such manner and in such jurisdictions as are necessary or appropriate to evidence and secure the payment and performance in full of the Purchaser’s obligation under Section 2.2(ii) hereof to remit to the Seller in accordance with Section 2.2 fifty percent (50%) of the Royalties received by the Purchaser from the Counterparty in any calendar year attributable to Net Sales in excess of the Annual Sales Threshold for any calendar year (the “Excess Royalties”) and to perfect the security interest in the Excess Royalties granted by the Purchaser to the Seller pursuant to this Section 2.1(f).

Section 2.2 Purchase Price. In full consideration for the sale, contribution, assignment, transfer, conveyance and granting of the Purchased Assets, and subject to the terms and conditions set forth herein, the Purchaser shall pay (or cause to be paid) (i) to the Seller, or the Seller’s designee, by 10:30 a.m. EST on the Closing Date, the sum of $3,300,000,000, in immediately available funds by wire transfer to the Seller Account (the “Initial Purchase Price”) and (ii) shall pay (or cause to be paid) to the Seller the Excess Royalties(any such amounts, the “Additional Purchase Price,” and collectively with the Initial Purchase Price, the “Purchase Price”). The Purchaser shall make payments of Additional Purchase Price within five (5) Business Days of its receipt of any Excess Royalties on which Additional Purchase Price is due. Following the date of this

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Purchase and Sale Agreement, the parties hereto shall, acting reasonably, agree to an allocation of the Purchase Price among the Purchased Assets and memorialize this allocation in a separate writing. The parties hereto agree not to take any position that is inconsistent with the allocation set forth in such writing on any Tax return or in any audit or other Tax-related administrative or judicial proceeding, unless taking such a position is required by Applicable Law.

Section 2.3 No Assumed Obligations. Notwithstanding any provision in this Purchase and Sale Agreement or any other writing to the contrary, the Purchaser is purchasing, acquiring and accepting only the Purchased Assets and is not assuming any liability or obligation of the Seller or any of the Seller’s Affiliates of whatever nature, whether presently in existence or arising or asserted hereafter (including any liability or obligation of the Seller under the Counterparty Agreement). All such liabilities and obligations shall be retained by and remain liabilities and obligations of the Seller or the Seller’s Affiliates, as the case may be (the “Excluded Liabilities and Obligations”).

Section 2.4 Excluded Assets. The Purchaser does not, by purchase, acquisition or acceptance of the rights, title or interest granted hereunder or otherwise pursuant to any of the Transaction Documents, purchase, acquire or accept any assets or contract rights of the Seller under the Counterparty Agreement, other than the Purchased Assets, or any other assets of the Seller.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to the Purchaser as of the date hereof as follows:

Section 3.1 Organization. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has all powers and authority, and all licenses, permits, franchises, authorizations, consents and approvals of all Governmental Authorities, required to own its property and conduct its business as now conducted and to exercise its rights and to perform its obligations under the Counterparty Agreement. The Seller is duly qualified to transact business and is in good standing in every jurisdiction in which such qualification or good standing is required by Applicable Law (except where the failure to be so qualified or in good standing would not be a Material Adverse Change). Neither the Purchaser nor any of its partners, members or controlling Persons is an Affiliate of the Seller or any Subsidiary of the Seller.

Section 3.2 No Conflicts.

(a) None of the execution and delivery by the Seller of any of the Transaction Documents to which the Seller is party, the performance by the Seller of the obligations contemplated hereby or thereby or the consummation of the transactions contemplated hereby or thereby will: (i) contravene, conflict with, result in a breach, violation, cancellation, termination of or loss of benefit under, constitute a default (with

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or without notice or lapse of time, or both) under, require prepayment under, give any Person the right to exercise any remedy or obtain any additional rights under, or accelerate the maturity or performance of or payment under, in any respect, (A) any Applicable Law or any judgment, order, writ, decree, permit or license of any Governmental Authority, to which the Seller or any of its Subsidiaries or any of their respective assets or properties may be subject or bound, (B) any term or provision of any contract, agreement, indenture, lease, license, deed, commitment, obligation or instrument to which the Seller or any of its Subsidiaries is a party or by which the Seller or any of its Subsidiaries or any of their respective assets or properties is bound or committed (including the Counterparty Agreement) or (C) any term or provision of any of the organizational documents of the Seller or any of its Subsidiaries; (ii) give rise to any additional right of termination, cancellation or acceleration of any right or obligation of the Seller or any of its Subsidiaries; or (iii) except as provided in any of the Transaction Documents to which it is party, result in or require the creation or imposition of any Lien on the Licensed Products, the Counterparty Agreement or the Purchased Assets.

(b) Except for any Lien created or existing under the First Agreement and the Second Agreement, and under Section 2.1 of this Purchase and Sale Agreement, the Seller has not granted, nor does there exist, any Lien on or relating to the Transaction Documents, the Counterparty Agreement, the Licensed Products or the Purchased Assets.

Section 3.3 Authorization. The Seller has all powers and authority to execute and deliver, and perform its obligations under, the Transaction Documents to which it is party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of each of the Transaction Documents to which the Seller is party and the performance by the Seller of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action on the part of the Seller. Each of the Transaction Documents to which the Seller is party has been duly executed and delivered by an authorized officer of the Seller. Each of the Transaction Documents to which the Seller is party constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting creditors’ rights generally and general equitable principles.

Section 3.4 Ownership. Except for the Superior Royalty Interest, the Seller is the exclusive owner of the entire right, title (legal and equitable) and interest in, to and under the Purchased Assets and has good, valid and marketable title thereto, free and clear of all Liens. The Purchased Assets sold, contributed, assigned, transferred, conveyed and granted to the Purchaser on the Closing Date have not been pledged, sold, contributed, assigned, transferred, conveyed or granted by the Seller to any other Person. The Seller has full right to sell, contribute, assign, transfer, convey and grant the Purchased Assets to the Purchaser. Upon the sale, contribution, assignment, transfer, conveyance and granting by the Seller of the Purchased Assets to the Purchaser, the Purchaser shall acquire good and marketable title to the Purchased Assets free and clear of all Liens, other than Liens in favor of the Purchaser or the Seller, as applicable, and shall be the exclusive owner of the Purchased Assets. The Purchaser shall have the same rights as the Seller would have with respect to the Purchased Assets (if the Seller were still the owner of such Purchased Assets) against any other Person.

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Section 3.5 Governmental and Third Party Authorizations. The execution and delivery by the Seller of the Transaction Documents to which the Seller is party, the performance by the Seller of its obligations hereunder and thereunder and the consummation of any of the transactions contemplated hereunder and thereunder (including the sale, contribution, assignment, transfer, conveyance and granting of the Purchased Assets to the Purchaser) do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by or filing with any Governmental Authority or any other Person, except for the filing of UCC financing statements and the notice to Counterparty contained in the Counterparty Instruction.

Section 3.6 No Litigation. There is no (a) action, suit, arbitration proceeding, claim, demand, citation, summons, subpoena, investigation or other proceeding (whether civil, criminal, administrative, regulatory, investigative or informal) pending or, to the Knowledge of the Seller, threatened in respect of the Seller or any of its Subsidiaries, the Counterparty, the Licensed Products or the Purchased Assets (including the Counterparty Agreement), at law or in equity, or (b) inquiry or investigation (whether civil, criminal, administrative, regulatory, investigative or informal) by or before a Governmental Authority pending or, to the knowledge of the Seller, threatened against the Seller or any of its Subsidiaries in respect of the Seller or any of its Subsidiaries, the Counterparty, the Licensed Products or the Purchased Assets (including the Counterparty Agreement), that, in each case, (i) if adversely determined, could be a Material Adverse Change, or (ii) challenges or seeks to prevent or delay the consummation of any of the transactions contemplated by any of the Transaction Documents to which the Seller is party. To the knowledge of the Seller, no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such action, suit, arbitration, claim, investigation, proceeding or inquiry.

Section 3.7 Solvency. The Seller has determined that, and by virtue of its entering into the transactions contemplated by the Transaction Documents to which the Seller is party and its authorization, execution and delivery of the Transaction Documents to which the Seller is party, the Seller’s incurrence of any liability hereunder or thereunder or contemplated hereby or thereby is in its own best interests. Upon consummation of the transactions contemplated by the Transaction Documents and the application of the proceeds therefrom, (a) the fair saleable value of the Seller’s assets will be greater than the sum of its debts, liabilities and other obligations, including contingent liabilities, (b) the present fair saleable value of the Seller’s assets will be greater than the amount that would be required to pay its probable liabilities on its existing debts, liabilities and other obligations, including contingent liabilities, as they become absolute and matured, (c) the Seller will be able to realize upon its assets and pay its debts, liabilities and other obligations, including contingent obligations, as they mature, (d) the Seller will not be rendered insolvent, will not have unreasonably small capital with which to engage in its business and will not be unable to pay its debts as they mature, (e) the Seller has not incurred, will not incur and does not have any present plans or intentions to incur debts or other obligations or liabilities beyond its ability to pay such debts or other

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obligations or liabilities as they become absolute and matured, (f) the Seller will not have become subject to any Bankruptcy Event and (g) the Seller will not have been rendered insolvent within the meaning of Section 101(32) of Title 11 of the United States Code. No step has been taken or is intended by the Seller or, so far as it is aware, any other Person to make the Seller subject to a Bankruptcy Event.

Section 3.8 Tax Matters. No deduction or withholding for or on account of any Tax has been made, or was required under Applicable Law to be made, from any payment to the Seller under the Counterparty Agreement and, following the Closing Date, the Seller believes that no such deduction or withholding will be made or is required under currently Applicable Law to be made from any payment to the Purchaser under the Counterparty Agreement. The Seller has never filed any tax return or report under any name other than its exact legal name. The Seller has filed (or caused to be filed) all tax returns and reports required by Applicable Law to have been filed by it and has paid all taxes required to be paid by it, except any such taxes that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books. There are no existing Liens for Taxes on the Purchased Assets (or any portion thereof).

Section 3.9 No Brokers’ Fees. The Seller has not taken any action that would entitle any person or entity other than Morgan Stanley & Co. LLC to any commission or broker’s fee in connection with the transactions contemplated by this Purchase and Sale Agreement.

Section 3.10 Employee Benefit Matters. Each Plan maintained by the Seller has been operated and administered in compliance in all material respects with all Applicable Laws. The Seller has not incurred any material liability or penalty and could not be reasonably expected to incur any material liability or penalty pursuant to Title I or IV of ERISA or (with respect to its respective Plans) pursuant to the Code. None of the Seller or any Person or any trade or business that is treated as a single employer with the Seller under Section 414 of the Code maintains or has maintained a pension plan (within the meaning of Section 3(2) of ERISA) that is subject to Title IV of ERISA.

Section 3.11 Compliance with Laws. None of the Seller or any of its Subsidiaries (a) has violated or is in violation of, or, to the Knowledge of the Seller, is under investigation with respect to or has been threatened to be charged with or been given notice of any violation of, any Applicable Law or any judgment, order, writ, decree, injunction, stipulation, consent order, permit or license granted, issued or entered by any Governmental Authority or (b) is subject to any judgment, order, writ, decree, injunction, stipulation, consent order, permit or license granted, issued or entered by any Governmental Authority, in each case, that would be a Material Adverse Change. Each of the Seller and any Affiliate of the Seller is in compliance with the requirements of all Applicable Laws, a breach of any of which would be a Material Adverse Change.

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Section 3.12 Licensed Products.

(a) There is no injunction, claim, suit, action, citation, summons, subpoena, hearing, inquiry, investigation, complaint, arbitration, mediation, demand, decree or other dispute, disagreement, proceeding or claim by or with any Person against the Seller involving any of the Licensed Products.

(b) There is no pending or, to the Knowledge of the Seller, threatened, and no event has occurred or circumstance exists that (with or without notice or lapse of time, or both) could reasonably be expected to give rise to or serve as a basis for any, action, suit or proceeding, or any investigation or claim by any Person to which the Seller or, to the Knowledge of the Seller, to which Counterparty, any Affiliate of Counterparty or any Sublicensee is or could be a party, and the Seller has not received any written notice of the foregoing, that claims that the manufacture, use, marketing, sale, offer for sale, importation or distribution of any of the Licensed Products by Counterparty, any Affiliate of Counterparty or any Sublicensees pursuant to the Counterparty Agreement does or could infringe on any patent or other intellectual property rights of any other Person or constitute misappropriation of any other Person’s trade secrets or other intellectual property rights. To the Knowledge of the Seller, there are no pending patent applications owned by any third party that, if issued, would limit or prohibit, in any material respect, the manufacture, use or sale of any of the Licensed Products by Counterparty, any Affiliate of Counterparty or any Sublicensees. To the Knowledge of the Seller, Counterparty is the sole and exclusive owner, or exclusive licensee, of all intellectual property rights underlying each of the Licensed Products. The Seller has not received any notice of any, and to the Knowledge of the Seller, there is no, infringement of any of the intellectual property rights underlying any of the Licensed Products.

(c) Each of VX-809 Drug Product, VX-770 Drug Product, and VX-661 Drug Product is a “Drug Product” within the meaning of the Counterparty Agreement. VX-770 Drug Product currently is being marketed by Counterparty under the trade name KALYDECO® (ivacaftor).

(d) Except for the product clearance opinion dated October 21, 2014 of Pillsbury Winthrop Shaw Pittman LLP and the validity opinion dated October 21, 2014 of Pillsbury Winthrop Shaw Pittman LLP (complete and correct copies of which have been furnished to the Purchaser), the Seller has not received and is not otherwise in possession of any written legal opinion concerning or with respect to any intellectual property rights relating to the Licensed Products, including any freedom-to-operate, product clearance, patentability or right-to-use opinion.

Section 3.13 Regulatory Approval. To the Knowledge of the Seller, VX-770 Drug Product has received Regulatory Approval for marketing and distribution in the United States.

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Section 3.14 Counterparty Agreement.

(a) Other than the Transaction Documents, the Counterparty Agreement, the First and Second Agreements (and their associated documents), that certain letter agreement dated October 17, 2014 from Counterparty to the Seller, and that certain letter agreement dated October 27, 2014 between the purchasing entities of the Superior Royalty Interest and Seller, there is no contract, agreement or other arrangement (whether written or oral) to which the Seller or any of its Subsidiaries is a party or by which any of their respective assets or properties is bound or committed (i) that creates a Lien on, affects or otherwise relates to the Purchased Assets, any Licensed Product or the Counterparty Agreement, or (ii) for which breach, nonperformance, cancellation or failure to renew would be a Material Adverse Change.

(b) Attached as Exhibit D hereto is a true, correct and complete copy of the Counterparty Agreement. The Seller has provided to the Purchaser true, correct and complete copies of (i) any confidentiality agreement relating thereto and (ii) except for the monthly flash reports and the quarterly reports produced by Counterparty pursuant to the Counterparty Agreement in respect of sales of Licensed Products, all material notices and correspondences delivered to, or by, the Seller pursuant to, or relating to, the Purchased Assets, the Research Program (including without limitation any correspondence with Counterparty regarding Second Generation Corrector Compounds (as defined in the Counterparty Agreement), any Licensed Product or the Counterparty Agreement since January 1, 2011 that are not subject to a confidentiality agreement. Seller will provide any monthly flash reports and quarterly reports produced by Counterparty pursuant to the Counterparty Agreement in respect of sales of Licensed Products upon execution of this Purchase and Sale Agreement.

(c) The Counterparty Agreement is in full force and effect and is the legal, valid and binding obligation of the Seller and Counterparty, enforceable against the Seller and Counterparty in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting creditors’ rights generally and general equitable principles. The execution and delivery of, and performance of obligations under, the Counterparty Agreement were and are within the powers of the Seller and, to the Knowledge of the Seller, Counterparty. The Counterparty Agreement was duly authorized by all necessary action on the part of, and validly executed and delivered by, the Seller and, to the Knowledge of the Seller, Counterparty. The Seller is not in breach or violation of or in default under the Counterparty Agreement. There is no event or circumstance that, upon notice or the passage of time, or both, could constitute or give rise to any breach or default in the performance of the Counterparty Agreement by the Seller or, to the Knowledge of the Seller, Counterparty.

(d) The Seller has not waived any rights or defaults under the Counterparty Agreement or released Counterparty, in whole or in part, from any of its obligations under the Counterparty Agreement. There are no oral waivers or modifications (or pending requests therefor) in respect of the Counterparty Agreement. Neither the Seller nor Counterparty has agreed to amend or waive any provision of the Counterparty Agreement.

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(e) No event has occurred that would give the Counterparty or, to the Knowledge of the Seller, the Seller the right to terminate the Counterparty Agreement or cease paying Royalties thereunder. The Seller has not received any notice of an intention by Counterparty to terminate or breach the Counterparty Agreement, in whole or in part, or challenging the validity or enforceability of the Counterparty Agreement or the obligation to pay the Royalties under the Counterparty Agreement, or alleging that the Seller or Counterparty is in default of its obligations under the Counterparty Agreement. To the Knowledge of the Seller, there has been no default, violation or breach by Counterparty under or of the Counterparty Agreement. The Seller has no intention of terminating the Counterparty Agreement and has not given Counterparty any notice of termination of the Counterparty Agreement, in whole or in part.

(f) The Seller is not a party to any agreement providing for a sharing of, or providing for or permitting any right of counterclaim, credit, reduction or deduction by contract or otherwise (a “Royalty Reduction”) or permitting any Set-off against, the Royalties payable under the Counterparty Agreement to the Seller. Counterparty has no express right of Set-off under any contract or other agreement against the Royalties or any other amounts payable to the Seller under the Counterparty Agreement. Counterparty has not exercised, and, to the Knowledge of the Seller, Counterparty has not had the right to exercise, and no event or condition exists that, upon notice or passage of time, or both, would permit Counterparty to exercise, any Royalty Reduction or Set-off against the Royalties or any other amounts payable to the Seller under the Counterparty Agreement.

(g) Seller has not consented to an assignment by Counterparty of any of Counterparty’s rights or obligations under the Counterparty Agreement, and the Seller does not have Knowledge of any such assignment by Counterparty. Except as contemplated by Section 2.1, and the Superior Royalty Interest, the Seller has not assigned, in whole or in part, and has not granted, incurred or suffered to exist any Lien on the Counterparty Agreement or the Purchased Assets.

(h) None of the Seller, Counterparty or any other Person has made any claim of indemnification under the Counterparty Agreement.

(i) The Seller has not exercised its rights to conduct an audit under the Counterparty Agreement.

(j) Except for amounts transferred in accordance with the First Agreement and the Second Agreement, to the Knowledge of the Seller, the Seller has received all amounts owed to it under the Counterparty Agreement as of the date of this Purchase and Sale Agreement.

Confidential Treatment Requested by Royalty Pharma plc

Pursuant to 17 C.F.R. Section 200.83

(k) Counterparty has waived the 60-day negotiation right period set forth in Section 5.5 of the Counterparty Agreement with respect to the transactions contemplated hereby. The Seller has complied with its obligations under Section 3 of Amendment No. 6 to the Counterparty Agreement in connection with the transactions contemplated hereby.

(l) To the Knowledge of the Seller, Counterparty has not granted any sublicenses relating to the Counterparty Agreement.

(m) To the Knowledge of the Seller, none of Counterparty nor any of its Affiliates has entered into any “Third Party Agreement” or developed or commercialized any “New Product”, as such terms are defined in Section 3 of Amendment No. 1, dated January 6, 2006, to the Counterparty Agreement, and the period during which such provisions were applicable has expired. There are no First Generation Correctors or Second Generation Correctors (as such terms are defined in the Counterparty Agreement) that have received Regulatory Approval for marketing and distribution in the Territory or, to the Knowledge of the Seller, other than VX-661 Drug Products and VX-809 Drug Products, that have been developed and are currently being evaluated in clinical trials or identified as Development Candidates (as such term is defined in the Counterparty Agreement).

(n) The Seller has not exercised any right to terminate the Research Program (as defined in the Counterparty Agreement) or to terminate or reduce its funding obligations under the Counterparty Agreement, including under Sections 1.3 and 2.4 of Amendment No. 5 of the Counterparty Agreement dated April 1, 2011, and Counterparty has no grounds to reduce the royalty rates payable on Net Sales of Licensed Products as a result of the application of the introductory sentences of Section 5.3.1(b) and Section 5.3.1(c) of the Counterparty Agreement (as amended by Amendment No. 5 of the Counterparty Agreement dated April 1, 2011).

(o) As of the date of this Purchase and Sale Agreement, the Seller has funded to Counterparty in a timely manner all amounts it is required to fund under Amendment No. 5 of the Counterparty Agreement, including (i) the entire [***] in VX-661 External Development Funding (as defined in the Counterparty Agreement) called for under Section 1.3 of Amendment No. 5 of the Counterparty Agreement, (ii) the entire [***] that it is required to fund under the Second Generation Corrector Research Budget (as defined in Amendment No. 5 of the Counterparty Agreement) pursuant to Section 2.2 and Exhibit 2.2(a) of Amendment No. 5 of the Counterparty Agreement and (iii) none of the up to [***] in external development costs it is required to fund pursuant to Section 2.2 and Exhibit 2.2(b) of Amendment No. 5 of the Counterparty Agreement.

(p) The Seller has not received any notice advising the Seller that the obligation of Counterparty to pay Royalties will end before the expiration of the last to expire patent relating to the Licensed Products.

Section 3.15 First Agreement and Second Agreement.

(a) A true, correct and, except for redactions therein of the purchasing entity’s identifying information and the purchase price thereunder, complete copy of each of the First Agreement and the Second Agreement is attached as Exhibit E and Exhibit F hereto, respectively.

Confidential Treatment Requested by Royalty Pharma plc

Pursuant to 17 C.F.R. Section 200.83

(b) The Seller is not in breach or violation of or in default under the First Agreement or the Second Agreement. There is no event or circumstance that, upon notice or the passage of time, or both, could constitute or give rise to any breach or default in the performance of either of the First Agreement or the Second Agreement by the Seller or, to the Knowledge of the Seller, the purchasing entity thereunder.

(c) The Seller has not received any notice of an intention by any purchasing entity under the First Agreement or the Second Agreement to terminate or breach the First Agreement or the Second Agreement, in whole or in part, or alleging that the Seller or any of the purchasing entities under the First Agreement or the Second Agreement is in default of its obligations under the First Agreement or the Second Agreement.

(d) The purchasing entity under each of the First Agreement and Second Agreement has waived the prohibition on assignment of rights under the Counterparty Agreement found in Section 5.5(g) of each such agreement.

Section 3.16 UCC Matters. The Seller’s exact legal name is, and for the preceding 10 years has been, “Cystic Fibrosis Foundation Therapeutics, Inc.” The Seller’s principal place of business is, and for the preceding 10 years has been, located in the State of Maryland. The Seller’s jurisdiction of organization is, and for the preceding 10 years has been, the State of Maryland. For the preceding 10 years, the Seller has not been the subject of any merger or other corporate or other reorganization. The Seller’s organizational identification number (within the meaning of Section 9-516(b)(5)(C)(iii) of the UCC) is D05875059.

Section 3.17 Margin Stock. The Seller is not engaged in the business of extending credit for the purpose of buying or carrying margin stock, and no portion of the Purchase Price shall be used by the Seller for a purpose that violates Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time.

Section 3.18 Investment Company Act. The Seller is not an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Seller as of the date hereof as follows:

Section 4.1 Organization. The Purchaser is a statutory trust duly organized, validly existing and in good standing under the laws of Delaware and has all trust powers and authority, and all licenses, permits, franchises, authorizations, consents and approvals of all Governmental Authorities, required to own its property and conduct its business as now conducted.

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Pursuant to 17 C.F.R. Section 200.83

Section 4.2 No Conflicts. None of the execution and delivery by the Purchaser of any of the Transaction Documents to which the Purchaser is party, the performance by the Purchaser of the obligations contemplated hereby or thereby or the consummation of the transactions contemplated hereby or thereby will contravene, conflict with, result in a breach, violation, cancellation or termination of, constitute a default (with or without notice or lapse of time, or both) under, require prepayment under, give any Person the right to exercise any remedy or obtain any additional rights under, or accelerate the maturity or performance of or payment under, in any respect, (i) any Applicable Law or any judgment, order, writ, decree, permit or license of any Governmental Authority to which the Purchaser or any of its assets or properties may be subject or bound, (ii) any term or provision of any contract, agreement, indenture, lease, license, deed, commitment, obligation or instrument to which the Purchaser is a party or by which the Purchaser or any of its assets or properties is bound or committed or (iii) any term or provision of any of the organizational documents of the Purchaser.

Section 4.3 Authorization. The Purchaser has all necessary powers and authority to execute and deliver, and perform its obligations under, the Transaction Documents to which it is party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of each of the Transaction Documents to which the Purchaser is party and the performance by the Purchaser of its obligations hereunder and thereunder have been duly authorized by the Purchaser. Each of the Transaction Documents to which the Purchaser is party has been duly executed and delivered by the Purchaser. Each of the Transaction Documents to which the Purchaser is party constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting creditors’ rights generally and general equitable principles.

Section 4.4 Governmental and Third Party Authorizations. The execution and delivery by the Purchaser of the Transaction Documents to which the Purchaser is party, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation of any of the transactions contemplated hereunder and thereunder by the Purchaser do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by or filing with any Governmental Authority or any other Person, except as described in Section 3.5.

Section 4.5 No Litigation. There is no (a) action, suit, arbitration proceeding, claim, demand, citation, summons, subpoena, investigation or other proceeding (whether civil, criminal, administrative, regulatory, investigative or informal) pending or, to the knowledge of the Purchaser, threatened by or against the Purchaser, at law or in equity, or (b) inquiry or investigation (whether civil, criminal, administrative, regulatory, investigative or informal) by or before a Governmental Authority pending or, to the knowledge of the Purchaser, threatened against the Purchaser, that, in each case, challenges or seeks to prevent or delay the consummation of any of the transactions contemplated by any of the Transaction Documents to which the Purchaser is party.

Confidential Treatment Requested by Royalty Pharma plc

Pursuant to 17 C.F.R. Section 200.83

Section 4.6 Access to Information. The Purchaser acknowledges that it has (a) reviewed a copy of the Counterparty Agreement and has reviewed such other documents and information relating to the Licensed Products and (b) had the opportunity to ask such questions of, and to receive answers from, representatives of the Seller concerning the Counterparty Agreement and the Licensed Products, in each case, as it deemed necessary to make an informed decision to purchase, acquire and accept the Purchased Assets in accordance with the terms of this Purchase and Sale Agreement. The Purchaser has such knowledge, sophistication and experience in financial and business matters that it is capable of evaluating the risks and merits of purchasing, acquiring and accepting the Purchased Assets in accordance with the terms of this Purchase and Sale Agreement.

Section 4.7 No Competitor. The Purchaser is not a Competitor.

Section 4.8 UCC Matters. The Purchaser’s exact legal name is, and since June 29, 2011, the date of its formation, has been, “RPI Finance Trust” The Purchaser’s principal place of business is, and since the date of its formation has been, located in the State of Delaware. The Purchaser’s jurisdiction of organization is, and since the date of its formation has been, the State of Delaware. Since the date of its formation, the Seller has not been the subject of any merger or other corporate or other reorganization. The Seller’s organizational identification number (within the meaning of Section 9-516(b)(5)(C)(iii) of the UCC) is 5002077.

ARTICLE V

COVENANTS

The parties hereto covenant and agree as follows:

Section 5.1 Books and Records; Notices.

(a) Promptly (but in no event more than five Business Days) after receipt by the Seller of written notice of, or related to, any action, suit, claim, demand, dispute, investigation, arbitration or other proceeding (commenced or threatened) relating to (i) any Transaction Document or the Counterparty Agreement or the transactions contemplated hereunder or thereunder, (ii) the First Agreement or the Second Agreement, (iii) the Purchased Assets or (iv) any default or termination by Counterparty under the Counterparty Agreement or any of the purchasing entities under the First Agreement or the Second Agreement, the Seller shall (x) inform the Purchaser in writing of the receipt of such notice and the substance thereof and (y) if such notice is in writing, furnish the Purchaser with a copy of such notice and any related materials with respect thereto.

(b) The Seller shall keep and maintain, or cause to be kept and maintained, at all times full and accurate books and records adequate to reflect accurately all financial information it has received, and all amounts paid or received under the Counterparty Agreement.

Confidential Treatment Requested by Royalty Pharma plc

Pursuant to 17 C.F.R. Section 200.83

(c) Promptly (but in no event more than five Business Days) following receipt by the Seller of any written notice, certificate, offer, proposal, correspondence, report or other communication relating to the Counterparty Agreement or Purchased Assets, the Seller shall (i) inform the Purchaser in writing of such receipt and (ii) furnish the Purchaser with a copy of such notice, certificate, offer, proposal, correspondence, report or other communication. The Seller shall not send any communication to Counterparty, any of its Affiliates or any Sublicensees relating to the Purchased Assets that could be reasonably be expected to have a Material Adverse Effect except, in each case, as reasonably instructed by the Purchaser. The Seller shall promptly furnish to the Purchaser a copy of any such communication sent by the Seller to Counterparty, any of its Affiliates or any Sublicensees.

(d) The Seller shall provide the Purchaser with written notice as promptly as practicable (and in any event within five Business Days) after obtaining Knowledge of any of the following: (i) the occurrence of a Bankruptcy Event in respect of the Seller; (ii) any breach or default by the Seller or Counterparty of or under any covenant, agreement or other provision of any Transaction Document to which it is party; (iii) any representation or warranty made by the Seller in any of the Transaction Documents or in any certificate delivered to the Purchaser pursuant to this Purchase and Sale Agreement shall prove to be untrue, inaccurate or incomplete in any respect on the date as of which made; (iv) any change, effect, event, occurrence, state of facts, development or condition that would be a Material Adverse Change; (v) any allegation or claim by a third party that the making, having made, using, importing, offering for sale or selling of any Licensed Product infringes any intellectual property rights of such third party; or (vi) any third party making, having made, using, importing, offering for sale or selling of any product in a manner that infringes any intellectual property rights underlying any of the Licensed Products.

(e) The Seller shall notify the Purchaser in writing not less than 30 days prior to any change in, or amendment or alteration of, the Seller’s (i) legal name, (ii) form or type of organizational structure, (iii) jurisdiction of organization or (iv) organizational identification number (within the meaning of Section 9-516(b)(5)(C)(iii) of the UCC).

(f) Subject to applicable confidentiality restrictions (including Section 5.10) and Applicable Laws relating to securities matters, the Seller shall make available such other information within Seller’s Knowledge as the Purchaser may, from time to time, reasonably request with respect to (i) the Purchased Assets, (ii) the Counterparty Agreement, (iii) the Royalties, (iv) the Licensed Products, and (v) the condition or operations, financial or otherwise, of the Seller that is reasonably likely to impact or affect the performance of the Seller’s obligations hereunder or under the Counterparty Agreement or the Seller’s compliance with the terms, provisions and conditions of this Purchase and Sale Agreement and the Counterparty Agreement, including by means of a quarterly teleconference between representatives of the Purchaser and the Executive Vice President for Medical Affairs of the Seller.

Confidential Treatment Requested by Royalty Pharma plc

Pursuant to 17 C.F.R. Section 200.83

(g) As of November 10, 2014, the balance of the Fixed Amount is [***] and the balance of the Additional Fixed Amount is [***]. Seller shall provide Purchaser with quarterly reports updating the balance remaining under the Fixed Amount and Additional Fixed Amount. Seller shall provide Purchaser with notice of any Approval and when the Reversion Royalty interest returns to Seller.

Section 5.2 Public Announcement. The Seller and the Purchaser shall agree on the initial public announcement of the transactions contemplated by the Transaction Documents. The Seller may thereafter make such further public announcement regarding the transactions contemplated by the Transaction Documents as is it wishes. Purchaser shall be permitted to make such further disclosures as is consistent with such initial public announcement or prior public announcements by the Seller, as required by Applicable Law, as is customary for purposes of reporting to current and prospective equity investors and lenders, as may be required by applicable stock exchange rules or with the Seller’s prior written consent, not to be unreasonably withheld or delayed.

Section 5.3 Best Efforts; Further Assurances.

(a) Subject to the terms and conditions of this Purchase and Sale Agreement, each party hereto will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under Applicable Laws to consummate the transactions contemplated by the Transaction Documents to which the Seller or the Purchaser, as applicable, is party, including to perfect the sale, contribution, assignment, transfer, conveyance and granting of the Purchased Assets to the Purchaser pursuant to this Purchase and Sale Agreement. Following the Closing, the Purchaser and the Seller agree to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under Applicable Laws to (i) execute and deliver such other documents, certificates, instruments, agreements and other writings and to take such other actions as may be necessary or desirable, or reasonably requested by the other party hereto, in order to consummate or implement expeditiously the transactions contemplated by any Transaction Document to which the Seller or the Purchaser, as applicable, is party, (ii) perfect, protect, more fully evidence, vest and maintain in (x) the Purchaser good, valid and marketable rights and interests in and to the Purchased Assets free and clear of all Liens (other than those Liens created in favor of the Purchaser and the Seller by Sections 2.1(e) and 2.1(f) hereof), and (y) the Seller good, valid and marketable rights and interests in and to the Excess Royalties free and clear of all Liens (other than those Liens created in favor of the Purchaser and the Seller by Sections 2.1(e) and 2.1(f) hereof), (iii) create, evidence and perfect each of the Purchaser’s and Seller’s first priority back-up security interests granted pursuant to Sections 2.1(e) and 2.1(f), and (iv) enable the Purchaser to exercise or enforce any of the Purchaser’s rights under any Transaction Document to which the Seller or the Purchaser, as applicable, is party, including following the Closing Date.

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(b) The Seller and the Purchaser shall cooperate and provide assistance as reasonably requested by the other party hereto, at the expense of such other party hereto (except as otherwise set forth herein), in connection with any litigation, arbitration, investigation or other proceeding (whether threatened, existing, initiated or contemplated prior to, on or after the date hereof) to which the other party hereto, any of its Affiliates or controlling persons or any of their respective officers, directors, equityholders, controlling persons, managers, agents or employees is or may become a party or is or may become otherwise directly or indirectly affected or as to which any such Persons have a direct or indirect interest, in each case relating to any Transaction Document, the Purchased Assets or the transactions described herein or therein but in all cases excluding any litigation brought by the Seller (for itself or on behalf of any Seller Indemnified Party) against the Purchaser or brought by the Purchaser (for itself or on behalf of any Purchaser Indemnified Party) against the Seller.

(c) Without limiting any other obligation of the Seller under this Purchase and Sale Agreement, the Seller shall comply with all Applicable Laws with respect to the Transaction Documents to which it is party, the Counterparty Agreement, the Purchased Assets and all ancillary agreements related thereto, the First Agreement and the Second Agreement, the violation of which would be a Material Adverse Change.

(d) The Seller shall not enter into any contract, agreement or other legally binding arrangement (whether written or oral), or grant any right to any other Person, in any case that would (i) be a Material Adverse Change or (ii) reasonably be expected to conflict with the Transaction Documents or serve or operate to limit, circumscribe or alter any of the Purchaser’s rights under the Transaction Documents (or the Purchaser’s ability to exercise any such rights); provided, that the Seller’s relationship with Counterparty in respect of the subject matter of this Section 5.3(d) shall be governed by Section 5.5.

Section 5.4 Payments on Account of the Purchased Assets.

(a) Notwithstanding the terms of the Counterparty Instruction, if Counterparty, any Sublicensee or any other Person makes any future payment in respect of the Purchased Assets to the Seller (or any of its Affiliates), then (i) the portion of such payment that represents Royalties shall be held by the Seller (or such Affiliate) in trust for the benefit of the Purchaser in a segregated account, (ii) the Seller (or such Affiliate) shall have no right, title or interest whatsoever in such portion of such payment and shall not create or suffer to exist any Lien thereon, other than those Liens created in favor of the Seller by Section 2.1(f) hereof, and (iii) the Seller (or such Affiliate) promptly, and in any event no later than two Business Days following the receipt by the Seller (or such Affiliate) of such portion of such payment, shall remit such portion of such payment to the Purchaser Account pursuant to Section 5.4(b) in the exact form received with all necessary endorsements.

(b) The Seller shall make all payments required to be made by it to the Purchaser pursuant to this Purchase and Sale Agreement by wire transfer of immediately available funds, without Set-off or deduction or withholding for or on account of any Taxes (provided that the Purchaser has delivered to the Seller a properly executed IRS Form W-8BEN-E establishing entitlement to an exemption from withholding under a United States income Tax treaty, or other appropriate form in order to avoid Tax withholding), to the following account (or to such other account as the Purchaser shall notify the Seller in writing from time to time) (the “Purchaser Account”):

Confidential Treatment Requested by Royalty Pharma plc

Pursuant to 17 C.F.R. Section 200.83

[***]

(c) If Counterparty, any Sublicensee or any other Person makes any payment to the Purchaser of Royalties that are subject to the Superior Royalty Interest, then (i) such payment shall be held by the Purchaser in trust for the benefit of the Seller in a segregated account, (ii) the Purchaser shall have no right, title or interest whatsoever in such payment and shall not create or suffer to exist any Lien thereon and (iii) the Purchaser promptly, and in any event no later than two Business Days following the receipt by the Purchaser of such payment, shall remit such payment to the Seller Account pursuant to Section 5.4(d) in the exact form received with all necessary endorsements.

(d) The Purchaser shall make all payments required to be made by it to the Seller pursuant to this Purchase and Sale Agreement by wire transfer of immediately available funds, without Set-off or deductions or withholding for or on account of any Taxes (except as otherwise provided in Section 8.12) (provided that the Seller has delivered to the Purchaser a properly executed IRS Form W-9 or other appropriate form in order to avoid Tax withholding), to the following account (or to such other account as the Seller shall notify the Purchaser in writing from time to time) (the “Seller Account”):

[***]

(e) If Counterparty, any Affiliate of Counterparty or any Sublicensee takes any Set-off against Royalties (other than for any prior over-payment of Royalties actually made to the Purchaser), then the Seller shall cause the amount of such Set-off (or portion thereof, as the case may be) to be paid promptly (but in no event later than three Business Days following such Set-off) to the Purchaser Account.

(f) Unless and until this Purchase and Sale Agreement is terminated pursuant to Section 8.1, the Seller shall not amend, modify, supplement, restate, waive or change the Counterparty Instruction except as provided in Section 5.11.

Section 5.5 Counterparty Agreement.

(a) The Seller shall perform and comply in all material respects with its duties and obligations under the Counterparty Agreement, including the obligation to fund on a timely basis any amounts due to Counterparty related to the Counterparty’s clinical development efforts under the Second Generation Corrector Research Plan, and shall otherwise act as reasonably instructed from time to time by the Purchaser under the Counterparty Agreement and in respect of the Purchased Assets and Licensed Products. The Seller (i) shall not forgive, release or compromise any amount owed to or becoming owing to it under the Counterparty Agreement, (ii) shall not assign, amend, modify, supplement, restate, waive, cancel or terminate (or consent to any cancellation or termination of) the Counterparty Agreement, in whole or in part, (iii) shall not materially breach any of the provisions of the Counterparty Agreement, (iv) shall not enter into any new agreement or legally binding arrangement in respect of the Purchased Assets or any

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Licensed Product, (v) shall not waive any obligation of, or grant any consent to, Counterparty under or in respect of the Purchased Assets or any Licensed Product and (vi) shall not agree to do any of the foregoing, except, in each case, as reasonably instructed by the Purchaser. The Seller shall promptly (and in any case within five (5) Business Days) deliver to the Purchaser copies of all fully-executed or definitive writings related to the matters set forth in clauses (ii), (iv) or (v) or (vi).

(b) The Seller shall not, except as set forth in Section 5.5(a)(i) or as reasonably instructed by the Purchaser, grant or withhold any consent, exercise or waive any right or option, fail to exercise any right or option or exercise or fail to exercise any action in respect of, affecting or relating to the Purchased Assets or the Counterparty Agreement (including the entry into any agreement contemplated by the penultimate sentence of Section 1.25.4 of the Counterparty Agreement).

(c) Promptly (and in any case within five (5) Business Days) after (i) receiving notice from Counterparty (A) terminating the Counterparty Agreement (in whole or in part) or any of its obligations thereunder, (B) alleging any breach of or default under the Counterparty Agreement by the Seller, (C) asserting the existence of any facts, circumstances or events that, alone or together with other facts, circumstances or events, could reasonably be expected (with or without the giving of notice or passage of time, or both) to give rise to a breach of or default under the Counterparty Agreement by the Seller or the right to terminate the Counterparty Agreement (in whole or in part) or any of its obligations thereunder by Counterparty, (D) that would otherwise reasonably result in a Material Adverse Change or (E) any other correspondence relating to the foregoing, or (ii) the Seller otherwise obtains Knowledge of any fact, circumstance or event that, alone or together with other facts, circumstances or events, could reasonably be expected (with or without the giving of notice or passage of time, or both) to give rise to a breach of or default under the Counterparty Agreement by the Seller or give rise to the right to terminate the Counterparty Agreement (in whole or in part) or any of its obligations thereunder by Counterparty or would otherwise reasonably result in a Material Adverse Change, in each case, the Seller shall (A) promptly (and in any event within five Business Days) give a written notice to the Purchaser describing the material details thereof, including a copy of any written notice received from Counterparty, and, in the case of any breach or default or alleged breach or default by the Seller, describing in reasonable detail any corrective action the Seller proposes to take, and (B) in the case of any breach or default or alleged breach or default by the Seller, use its best efforts to promptly cure such breach or default and shall give written notice to the Purchaser upon curing such breach or default.

(d) Promptly after the Seller obtains Knowledge of a breach of or default under, or an alleged breach of or default under, the Counterparty Agreement by Counterparty or of the existence of any facts, circumstances or events that, alone or together with other facts, circumstances or events, could reasonably be expected (with or without the giving of notice or passage of time, or both) to give rise to a breach of or default under the Counterparty Agreement by Counterparty or the right to terminate the Counterparty Agreement (in whole or in part) by the Seller, in each case, the Seller shall (i) promptly (but in any event within five Business Days) give a written notice to the

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Purchaser and provide the Purchaser with a written summary of all material details thereof, and (ii) at the sole expense of the Seller, act in accordance with the Purchaser’s reasonable instructions to take such permissible actions (including commencing legal action against Counterparty and the selection of legal counsel reasonably satisfactory to the Purchaser) to enforce compliance by Counterparty with the relevant provisions of the Counterparty Agreement and to exercise any or all of the Purchaser’s or the Seller’s rights and remedies, whether under the Counterparty Agreement or by operation of law, with respect thereto. The proceeds of any enforcement action taken pursuant to the immediately preceding sentence shall be considered to be Royalties for all purposes hereunder. Notwithstanding anything to the contrary contained in this Article V, nothing herein shall prevent, restrict or limit the Purchaser from directly enforcing, at the Purchaser’s sole cost and expense, the Purchaser’s entitlement to the Purchased Assets with counsel selected by the Purchaser in its sole discretion.

(e) The Seller shall make available its relevant records and personnel to the Purchaser in connection with any prosecution of litigation by the Seller or the Purchaser against Counterparty to enforce any of the Purchaser’s rights under the Counterparty Agreement, and provide reasonable assistance and authority to file and bring the litigation, including, if required to bring the litigation, being joined as a party plaintiff.

(f) The Purchaser acknowledges and agrees that, without waiving any claims it might have as a result thereof against the Seller (including any claims arising from any breach of this Purchase and Sale Agreement), any Permitted Amendment shall be valid and binding and enforceable against the Purchaser and any of its permitted assignees relative solely to Counterparty.

(g) Upon the occurrence of an Interruption (as defined in the Counterparty Agreement), the Purchaser shall have the exclusive right to negotiate a license in the Field with a third party for the rights subject to the Seller’s license under Section 10.6.2 of the Counterparty Agreement, subject to the royalty obligations to the Counterparty set forth therein, and proceeds from such license shall be treated as Royalties under this Purchase and Sale Agreement. In connection therewith, the Seller shall provide assistance to and cooperate with the Purchaser and execute a license or other agreements, as reasonably instructed by the Purchaser and at the Purchaser’s cost and expense (including the Purchaser’s payment, upon demand, of the Seller’s reasonable attorneys’ fees, if any, in connection therewith), which license and other agreements shall include terms, conditions and limitations that (i) do not breach, or will not result in a breach of, the Counterparty Agreement and (ii) are, in the aggregate, not materially less favorable to the Seller than those contained in the Counterparty Agreement, including with respect to obligations imposed on the Seller (other than for costs that the Purchaser agrees to pay), disclaimers of the Seller’s liability, intellectual property ownership and control and indemnification of the Seller.

Confidential Treatment Requested by Royalty Pharma plc

Pursuant to 17 C.F.R. Section 200.83

Section 5.6 Mergers, Consolidations and Asset Sales Involving Counterparty. If there occurs a merger or consolidation between the Seller, on the one hand, and Counterparty or any of its Affiliates, on the other hand, a sale of all or substantially all of the Seller’s assets to Counterparty or a sale or assignment of the Counterparty Agreement by the Seller to Counterparty, and in any such case the Purchaser’s rights to the Purchased Assets or under this Purchase and Sale Agreement are diminished in any way, (i) the Seller (or its successor) shall pay to the Purchaser an amount in cash equal to any Royalties that it does not receive from the Counterparty on the same basis as if the Purchaser’s rights to the Purchased Assets or under this Purchase and Sale Agreement were not diminished in any way and (ii) the Purchaser’s rights with respect to the Purchased Assets and the covenants of the Seller under this Purchase and Sale Agreement shall continue to apply on the same basis as if the Purchaser’s rights to the Purchased Assets or under this Purchase and Sale Agreement were not diminished in any way.

Section 5.7 Tax Matters.

(a) Notwithstanding anything to the contrary in the Transaction Documents, the Seller and the Purchaser shall treat the transactions contemplated by this Purchase and Sale Agreement as a sale of the Purchased Assets for United States federal, state and local Tax purposes.

(b) All payments to the Purchaser under this Purchase and Sale Agreement shall be made without any deduction or withholding for or on account of any Tax; provided, that, if deduction or withholding of any Tax is required from any such payment under this Purchase and Sale Agreement or from any payment under the Counterparty Agreement by reason of the Seller being a party to the Counterparty Agreement (a “Specified Tax Withholding”), then the Seller shall, within fifteen (15) days of the Purchaser receiving any payment subject to such Specified Tax Withholding make a payment to Purchaser so that, after making all such required deductions and withholdings (including any deductions and withholdings required with respect to any such additional payment), the Purchaser receives an amount equal to the amount that it would have received had no such deductions or withholdings been made. Without limitation of the foregoing, the Seller shall use its reasonable best efforts to make such filings and take such other actions as may be specified by the Purchaser in order to permit an exemption from or reduction of withholding Tax imposed on or with respect to any payments made to the Purchaser made under this Purchase and Sale Agreement or the Counterparty Agreement.

(c) The parties hereto agree not to take any position that is inconsistent with the provisions of this Section 5.7 on any Tax return or in any audit or other Tax-related administrative or judicial proceeding unless the other party hereto has consented in writing to such actions. If there is an inquiry by any Governmental Authority of the Seller or the Purchaser related to the treatment described in this Section 5.7, the parties hereto shall cooperate with each other in responding to such inquiry in a reasonable manner which is consistent with this Section 5.7.

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Pursuant to 17 C.F.R. Section 200.83

Section 5.8 Existence. The Seller shall (a) preserve and maintain its existence (provided, however, that, subject in all respects to Section 8.4, nothing in this Section 5.8(a) shall prohibit the Seller from entering into any merger, consolidation or amalgamation with, or selling or otherwise transferring all or substantially all of its assets to, any other Person if the Seller is the continuing or surviving entity or if the surviving or continuing or acquiring entity assumes (either expressly or by operation of law) all of the obligations of the Seller), (b) preserve and maintain its rights, franchises and privileges unless failure to do any of the foregoing would not be a Material Adverse Change, (c) qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such qualifications would be a Material Adverse Change, including appointing and employing such agents or attorneys in each jurisdiction where it shall be necessary to take action under this Purchase and Sale Agreement, and (d) comply with its organizational documents.

Section 5.9 Audits. The Seller shall not, without the prior written consent of the Purchaser, and the Seller shall, upon the written request of the Purchaser, but in each case subject to the requirements of the First Agreement and the Second Agreement, cause an inspection or audit of Counterparty’s books and records to be conducted pursuant to, and in accordance with, Section 5.4(d) of the Counterparty Agreement. For the purposes of exercising the Purchaser’s rights pursuant to this Section 5.9, the Seller shall select such public accounting firm as the Purchaser shall recommend for such purpose. The Seller and the Purchaser agree that all of the expenses of any inspection or audit carried out for the benefit of the Purchaser that would otherwise be borne by the Seller pursuant to the Counterparty Agreement shall instead be borne by the Purchaser, including such fees and expenses of such independent accountant as are to be borne by the Seller pursuant to Section 5.4(d) of the Counterparty Agreement together with the Seller’s reasonable out-of-pocket costs incurred in connection with such examination or audit. The Seller will furnish to the Purchaser any inspection or audit report prepared in connection with such inspection or audit. The Purchaser shall have the right to require the Seller, in writing, at the sole expense of the Purchaser, to exercise the Seller’s rights under the Counterparty Agreement to cause Counterparty to cure any discrepancy identified in the relevant audit report in accordance with the Counterparty Agreement.

Section 5.10 Confidentiality. The Purchaser agrees to keep confidential the Counterparty Agreement, any quarterly reports produced by Counterparty pursuant to Section 5.4(a) of the Counterparty Agreement and any audit reports summarizing the results of any audit of the records of Counterparty pursuant to Section 5.4(d) of the Counterparty Agreement, in each case on terms no less restrictive than those set forth in Section 6.1, 6.2 and 6.4 of the Counterparty Agreement and Paragraph 5 of Amendment No. 6 to the Counterparty Agreement.

Section 5.11 Deposit Account. Upon request of either party hereto, each of the parties hereto shall, acting reasonably, promptly take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to establish and at all times maintain a deposit account (the “Deposit Account”) at a mutually agreeable financial institution (the “Depositary Bank”), and shall enter into a deposit account agreement, in form and substance satisfactory to the Depositary Bank (the “Deposit Account Agreement”). The Deposit Account Agreement shall provide that all Royalties received in the Deposit Account shall be deposited into the Purchaser Account except that any payment received in the Deposit Account that constitutes Additional Purchase Price shall be deposited into the Seller Account, subject in all cases to the terms and conditions of the Deposit

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Account Agreement. Promptly following the execution and delivery of the Deposit Account Agreement by the parties hereto and the Depositary Bank, the parties hereto shall amend the Counterparty Instruction to reflect the Seller’s irrevocable instruction to the Counterparty to pay the Royalties to the Deposit Account and the Purchaser shall promptly deliver such amended Counterparty Instruction to the Counterparty.

ARTICLE VI

THE CLOSING

Section 6.1 Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place remotely via the exchange of documents and signatures on November 18, 2014 (the “Closing Date”), or such other place, time and date as the parties hereto mutually agree.

Section 6.2 Closing Deliverables of the Seller. At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser the following:

(a) the Bill of Sale executed by the Seller;

(b) the Counterparty Instruction executed by the Seller;

(c) a certificate of an executive officer of the Seller (the statements made in which shall be true and correct on and as of the Closing Date): (i) attaching copies, certified by such officer as true and complete, of (x) the organizational documents of the Seller and (y) resolutions of the governing body of the Seller authorizing and approving the execution, delivery and performance by the Seller of the Transaction Documents and the transactions contemplated herein and therein; (ii) setting forth the incumbency of the officer or officers of the Seller who have executed and delivered the Transaction Documents, including therein a signature specimen of each such officer or officers; (iii) attaching a copy, certified by such officer as true and complete, of a good standing certificate of the appropriate Governmental Authority of the Seller’s jurisdiction of organization, stating that the Seller is in good standing under the Applicable Laws of such jurisdiction; (iv) certifying that the representations and warranties of the Seller contained in Article III are true and correct in all material respects as of the Closing Date as though made at and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of a particular date, in which case is true and correct in all material respects as of such date; provided, that to the extent that any such representation or warranty is qualified by the term “material,” or “Material Adverse Change,” such representation or warranty (as so written, including the term “material” or “Material Adverse Change”) is true and correct in all respects as of the Closing Date or such other date, as applicable; and (v) certifying that Seller has performed and complied in all material respects with all agreements, covenants, obligations and conditions required to be performed and complied with by it under this Purchase and Sale Agreement at or prior to the Closing Date;

(d) an opinion of Schaner & Lubitz, PLLC, special counsel to the Seller, dated the Closing Date, substantially in the form of Exhibit C; and

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(e) such other certificates, documents and financing statements as the Purchaser may reasonably request, including a financing statement reasonably satisfactory to the Purchaser to create, evidence and perfect the sale, contribution, assignment, transfer, conveyance and grant of the Purchased Assets pursuant to Section 2.1 and the back-up security interest granted pursuant to Section 2.1(e).

Section 6.3 Closing Deliverables of the Purchaser. At the Closing, the Purchaser shall deliver or cause to be delivered to the Seller the following:

(a) the Bill of Sale executed by the Purchaser;

(b) payment of the Initial Purchase Price in accordance with Section 2.2;

(c) standard existence and authority opinions in respect of the Purchaser, enforceability opinions in respect of this Purchase and Sale Agreement, and an opinion that this Agreement does not conflict with the organizational documents of the Purchaser or applicable law, each opinion from counsel to the Purchaser and in form to be mutually agreed upon by the Seller and the Purchaser prior to the Closing Date; and

(d) certificate(s) of an executive officer of RP Management, LLC, as administrator of the Purchaser, or the owner trustee of the Purchaser (the statements made in any of which shall be true and correct on and as of the Closing Date): (i) attaching copies, certified by such officer as true and complete, of the organizational documents of the Purchaser; (ii) setting forth the incumbency of the officer or officers of the owner trustee of the Purchaser who have executed and delivered the Transaction Documents, including therein a signature specimen of each such officer or officers; (iii) attaching a copy, certified as true and complete, of a good standing certificate of the appropriate Governmental Authority of the Purchaser’s jurisdiction of organization, stating that the Purchaser is in good standing under the Applicable Laws of such jurisdiction; (iv) certifying that the representations and warranties of the Purchaser contained in Article IV are true and correct in all material respects as of the Closing Date as though made at and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of a particular date, in which case it is true and correct in all material respects as of such date; and (v) certifying that the Purchaser has performed and complied in all material respects with all agreements, covenants, obligations and conditions required to be performed and complied with by it under this Purchase and Sale Agreement at or prior to the Closing Date.

ARTICLE VII

INDEMNIFICATION

Section 7.1 Indemnification by the Seller. The Seller agrees to indemnify and hold each of the Purchaser and its Affiliates and any and all of their respective partners, directors, trustees, managers, members, officers, employees, agents and controlling persons (each, a “Purchaser Indemnified Party”) harmless from and against, and will pay to each Purchaser Indemnified Party the amount of, any and all Losses (including

Confidential Treatment Requested by Royalty Pharma plc

Pursuant to 17 C.F.R. Section 200.83

attorneys’ fees) awarded against or incurred or suffered by such Purchaser Indemnified Party, whether or not involving a third party claim, demand, action or proceeding, arising out of (i) any breach of any representation, warranty or certification made by the Seller in any of the Transaction Documents to which the Seller is party or certificates given by the Seller to the Purchaser in writing pursuant to this Purchase and Sale Agreement or any other Transaction Document, (ii) any breach of or default under any covenant or agreement by the Seller under any Transaction Document to which the Seller is party or the Counterparty Agreement, (iii) any Excluded Liabilities and Obligations (unless such Excluded Liabilities and Obligations are due to the Purchaser not complying with Section 5.10), (iv) claims arising on or after the Closing Date and asserted against a Purchaser Indemnified Party relating to the transactions contemplated in any Transaction Document or the Counterparty Agreement and (v) any fees, expenses, costs, liabilities or other amounts incurred or owed by the Seller to any brokers, financial advisors or comparable other Persons retained or employed by it in connection with the transactions contemplated by this Purchase and Sale Agreement; provided, however, that the foregoing shall exclude any indemnification to any Purchaser Indemnified Party (A) that has the effect of imposing on the Seller any recourse liability for Royalties because of the insolvency or other creditworthiness problems of Counterparty or the insufficiency of the Royalties, whether as a result of the amount of cash flow arising from sales or licensing of the Licensed Products or otherwise, unless resulting from a breach of representation and warranty by Seller or from the failure of the Seller to perform its obligations under this Purchase and Sale Agreement or Counterparty Agreement, (B) to the extent resulting from the bad faith, gross negligence or willful misconduct of such Purchaser Indemnified Party or (C) to the extent resulting from acts or omissions of the Seller based upon the written instructions from any Purchaser Indemnified Party. Any amounts due to any Purchaser Indemnified Party hereunder shall be payable by the Seller to such Purchaser Indemnified Party upon demand. Notwithstanding the foregoing, absent the Seller’s actual fraud, in no event shall the Seller’s indemnification obligations under clause (i) of this Section 7.1 exceed, individually or in the aggregate, an amount equal to [***].

Section 7.2 Indemnification by the Purchaser. The Purchaser agrees to indemnify and hold each of the Seller and its Affiliates and any and all of their respective partners, directors, managers, members, officers, employees, agents and controlling Persons (each, a “Seller Indemnified Party”) harmless from and against, and will pay to each Seller Indemnified Party the amount of, any and all Losses (including attorneys’ fees) awarded against or incurred or suffered by such Seller Indemnified Party, whether or not involving a third party claim, demand, action or proceeding, arising out of (i) any breach of any representation, warranty or certification made by the Purchaser in any of the Transaction Documents to which the Purchaser is party or certificates given by the Purchaser in writing pursuant hereto or thereto, (ii) any breach of or default under any covenant or agreement by the Purchaser pursuant to any Transaction Document to which the Purchaser is party and (iii) any fees, expenses, costs, liabilities or other amounts incurred or owed by the Purchaser to any brokers, financial advisors or comparable other Persons retained or employed by it in connection with the transactions contemplated by this Purchase and Sale Agreement; provided, however, that the foregoing shall exclude any indemnification to any Seller Indemnified Party (A) that results from the bad faith, gross negligence or willful misconduct of such Seller Indemnified Party or (B) to the

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extent resulting from acts or omissions of the Purchaser based upon the written instructions from any Seller Indemnified Party. Any amounts due to any Seller Indemnified Party hereunder shall be payable by the Purchaser to such Seller Indemnified Party upon demand. Notwithstanding the foregoing, absent the Purchaser’s actual fraud, in no event shall the Purchaser’s indemnification obligations under clause (i) of this Section 7.2 exceed, individually or in the aggregate, an amount equal to [***].

Section 7.3 Procedures. If any claim, demand, action or proceeding (including any investigation by any Governmental Authority) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party pursuant to Section 7.1 or Section 7.2, the indemnified party shall, promptly after receipt of notice of the commencement of any such claim, demand, action or proceeding, notify the indemnifying party in writing of the commencement of such claim, demand, action or proceeding, enclosing a copy of all papers served, if any; provided, that the omission to so notify such indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under Section 7.1 or Section 7.2 unless, and only to the extent that, the indemnifying party is actually prejudiced by such omission. In the event that any such action is brought against an indemnified party and it notifies the indemnifying party of the commencement thereof in accordance with this Section 7.3, the indemnifying party will be entitled, at the indemnifying party’s sole cost and expense, to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Article VII for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, an indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (a) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (b) the indemnifying party has assumed the defense of such proceeding and has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (c) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them based on the advice of counsel to the indemnified party, in which case the reasonable fees and expenses of such counsel shall be at the expense of the indemnifying party. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (such consent not to be unreasonably withheld), but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any Loss by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of

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the indemnified party (such consent not to be unreasonably withheld), effect any settlement, compromise or discharge of any claim or pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement, compromise or discharge, as the case may be, (i) includes an unconditional written release of such indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such claim or proceeding, (ii) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party and (iii) does not impose any obligation or restrictions on any indemnified party.

Section 7.4 Exclusive Remedy. Except in the case of fraud or intentional breach, following the Closing, the indemnification afforded by this Article VII shall be the sole and exclusive remedy for any and all Losses awarded against or incurred or suffered by a party hereto in connection with the transactions contemplated by the Transaction Documents, including with respect to any breach of any representation, warranty or certification made by a party hereto in any of the Transaction Documents or certificates given by a party hereto in writing pursuant hereto or thereto or any breach of or default under any covenant or agreement by a party hereto pursuant to any Transaction Document. Notwithstanding anything in this Purchase and Sale Agreement to the contrary, in the event of any breach or failure in performance of any covenant or agreement contained in any Transaction Document, the non- breaching party shall be entitled to specific performance, injunctive or other equitable relief pursuant to Section 8.2.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Termination; Survival. This Purchase and Sale Agreement shall continue in full force and effect until there are no longer Royalties from the Licensed Products, at which point this Purchase and Sale Agreement shall terminate, except for any rights, obligations or claims of either party hereto that have accrued prior to such termination; provided, however, that the provisions of Article II, Section 5.2, Section 5.4(c), Section 5.4(d), Section 5.7, Article VII and Article VIII shall survive such termination; provided, further, however, that the provisions of Section 5.8 shall survive such termination for 370 days following such termination. Unless and until this Purchase and Sale Agreement shall have terminated in accordance with the prior sentence, all representations, warranties and covenants made herein and in any other Transaction Document or any certificate delivered pursuant to this Purchase and Sale Agreement shall survive the execution and delivery of this Purchase and Sale Agreement and the Closing. The rights hereunder to indemnification, payment of Losses or other remedies based on such representations, warranties and covenants shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time (whether before or after the execution and delivery of this Purchase and Sale Agreement or the Closing) in respect of the accuracy or inaccuracy of or compliance with, any such representation, warranty or covenant. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or

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compliance with any covenant, shall not affect the rights hereunder to indemnification, payment of Losses or other remedies based on such representations, warranties and covenants. Promptly following the termination of this Purchase and Sale Agreement in accordance with the first sentence of this Section 8.1, Purchaser shall deliver to Counterparty an irrevocable instruction (i) to pay to Seller or Seller’s designee all payments of royalties under the Counterparty Agreement made after the date of such termination and (ii) to terminate delivery to Purchaser of all future copies of reports of the type Counterparty had been instructed to deliver to Purchaser under the Counterparty Instruction.

Section 8.2 Specific Performance. Each of the parties hereto acknowledges that the other party hereto will have no adequate remedy at law if it fails to perform any of its obligations under any of the Transaction Documents. In such event, each of the parties hereto agrees that the other party hereto shall have the right, in addition to any other rights it may have (whether at law or in equity), to specific performance of this Purchase and Sale Agreement.

Section 8.3 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be effective (a) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) upon receipt when sent by an overnight courier, (c) on the date personally delivered to an authorized officer of the party to which sent or (d) on the date transmitted by facsimile or other electronic transmission with a confirmation of receipt, in all cases, with a copy emailed to the recipient at the applicable address, addressed to the recipient as follows:

if to the Seller, to:

Cystic Fibrosis Foundation Therapeutics, Inc.

6931 Arlington Road

Bethesda, Maryland 20814

Attention: Dr. Robert J. Beall, President

Telephone: (301) 907-2541

Facsimile: (301) 907-2699

Email: rjb@cff.org

if to the Purchaser, to:

RPI Finance Trust

c/o Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-0001

Attention: Corporate Trust Administration

Facsimile: (302) 636-4140

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with a copy to:

RP Management, LLC

110 E. 59th Street, Suite 3300

New York, New York 10022

Attention: Pablo Legorreta

Facsimile: (212) 883-2260

Email: plegorreta@royaltypharma.com

with another copy to:

Goodwin Procter LLP

Exchange Place

53 State Street

Boston, Massachusetts 02109

Attention: Arthur R. McGivern & Karen A. Spindler

Facsimile: (617) 523-1231

Email: amcgivern@goodwinprocter.com & kspindler@goodwinprocter.com

Each party hereto may, by notice given in accordance herewith to the other party hereto, designate any further or different address to which subsequent notices, consents, waivers and other communications shall be sent.

Section 8.4 Successors and Assigns. The provisions of this Purchase and Sale Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Seller shall not be entitled to assign or otherwise transfer any Transaction Document or any of its obligations, rights or interests under any of the Transaction Documents, in whole or in part, by operation of law, merger, change of control or otherwise, without the prior written consent of the Purchaser, and any purported assignment or transfer without such consent shall be void and of no effect; provided, however, that the Seller may, with the prior written consent of the Purchaser (such consent not to be unreasonably withheld), assign any of its obligations or rights under this Purchase and Sale Agreement to any other Person with which it may merge or consolidate or to which it may sell all or substantially all of its assets or all of its assets related to the Licensed Products, provided that the assignee under such assignment agrees to be bound by the terms of the Transaction Documents and the Counterparty Agreement and furnishes a written agreement to the Purchaser in form and substance reasonably satisfactory to the Purchaser to that effect. The Purchaser may assign any of its obligations and rights hereunder without restriction and without the consent of the Seller. The Purchaser shall give notice of any such assignment to the Seller promptly after the occurrence thereof. The Seller shall be under no obligation to reaffirm any representations, warranties or covenants made in this Purchase and Sale Agreement or any of the other Transaction Documents or take any other action in connection with any such assignment by the Purchaser. Notwithstanding the foregoing, under no circumstances shall the Purchaser assign any of its rights hereunder to a Competitor, and no direct or indirect assignee of the Purchaser shall assign any of its rights hereunder to a Competitor, in each case without the prior written consent of Counterparty.

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Section 8.5 Independent Nature of Relationship. The relationship between the Seller and the Purchaser is solely that of seller and purchaser, and neither the Seller nor the Purchaser has any fiduciary or other special relationship with the other party hereto or any of its Affiliates. This Purchase and Sale Agreement is not a partnership, joint venture agreement or similar agreement, and nothing contained herein or in any other Transaction Document shall be deemed to constitute the Seller and the Purchaser, and/or the Counterparty, any Sublicensee or Affiliate thereof, as a partnership, an association, a joint venture or any other kind of entity or legal form for any purposes, including any Tax purposes. The parties hereto agree that they shall not take any inconsistent position with respect to such treatment in a filing with any Governmental Authority.

Section 8.6 Entire Agreement. This Purchase and Sale Agreement, together with the Exhibits hereto (which are incorporated herein by reference), and the other Transaction Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties hereto with respect to the subject matter of this Purchase and Sale Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein (or in the Exhibits hereto or the other Transaction Documents) has been made or relied upon by either party hereto. Neither this Purchase and Sale Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto and the other Persons referenced in Article VII any rights or remedies hereunder, except that Counterparty shall be a third-party beneficiary of the last sentence of Section 8.4.

Section 8.7 Governing Law.

(a) THIS PURCHASE AND SALE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Purchase and Sale Agreement or any other Transaction Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

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(c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Purchase and Sale Agreement in any court referred to in Section 8.7(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Section 8.3. Nothing in this Purchase and Sale Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law. Each of the parties hereto waives personal service of any summons, complaint or other process, which may be made by any other means permitted by New York law.

Section 8.8 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS PURCHASE AND SALE AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS PURCHASE AND SALE AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.8.

Section 8.9 Severability. If one or more provisions of this Purchase and Sale Agreement are held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be excluded from this Purchase and Sale Agreement and the balance of this Purchase and Sale Agreement shall be interpreted as if such provision were so excluded and shall remain in full force and effect and be enforceable in accordance with its terms. Any provision of this Purchase and Sale Agreement held invalid or unenforceable only in part or degree by a court of competent jurisdiction shall remain in full force and effect to the extent not held invalid or unenforceable.

Section 8.10 Counterparts. This Purchase and Sale Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Purchase and Sale Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Any counterpart may be executed by facsimile or other similar means of electronic transmission, including “PDF”, and such facsimile or other electronic transmission shall be deemed an original.

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Section 8.11 Amendments; No Waivers. Neither this Purchase and Sale Agreement nor any term or provision hereof may be amended, supplemented, restated, waived, changed or modified except with the written consent of the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No notice to or demand on either party hereto in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval hereunder shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 8.12 Offsets. The Seller hereby authorizes the Purchaser, at any time and from time to time, to the fullest extent permitted by Applicable Law, to offset any amounts payable by the Purchaser to, or for the account of, the Seller against any obligations of the Seller to the Purchaser arising in connection with the Transaction Documents (including amounts payable pursuant to Article VII) that are then due and payable.

Section 8.13 Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Purchase and Sale Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 8.14 Trustee Capacity of Wilmington Trust Company. Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that (i) this Purchase and Sale Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely in its trustee capacity, in the exercise of the powers and authority conferred and vested in it under the trust agreement of the Purchaser, (ii) each of the representations, undertakings and agreements herein made on the part of the Purchaser is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust Company but is made and intended for the purpose of binding only the Purchaser and (iii) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Purchaser or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Purchaser under this Purchase and Sale Agreement or any related documents.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Purchase and Sale Agreement as of the day and year first written above.

CYSTIC FIBROSIS FOUNDATION THERAPEUTICS, INC.

By:	/s/ Robert J. Beall
Name: Robert J. Beall, PhD
Title: President and CEO

RPI FINANCE TRUST By: Wilmington Trust Company, not in its individual capacity but solely in its capacity as owner trustee

By:	/s/ Yvette L. Howell
Name: Yvette L. Howell
Title: Assistant Vice President